Exhibit 99.1

August 9, 2016

Dear Fellow Shareholders:

Our customers continue to embrace our proprietary purchase intent data as they try to take advantage of “Big Data” to make their sales and marketing organizations more efficient and win market share. We believe that this creates a large untapped opportunity for us as our customers are in the early innings of this megatrend. IT Deal Alert™ revenue in Q2 2016 was a record $8.4 million, up 45% from the same quarter a year ago and up 23% sequentially from Q1 2016. We had more than 350 IT Deal Alert customers in the quarter, with nearly 50 new Priority Engine™/Deal Data™ customers added in the quarter. Revenue from Priority Engine/Deal Data more than tripled compared to the same quarter a year ago and is up over 65% sequentially from Q1 2016. Our strategy to increase the amount of revenue under long-term contracts continues to move in the right direction as we recognized more than $3 million of revenue from long-term contracts, representing almost 11% of overall revenue.

These IT Deal Alert results are even more impressive when you consider how challenging the IT environment is for the largest IT companies as they suffer from low business investment levels, the strong dollar and the uncertainty caused by political issues in Europe and the US. In addition, 5 of our largest customers’ spending levels are being affected by corporate transactions. Online core revenue from those 5 companies was down approximately $1.8 million in Q2 2016 versus Q2 2015, representing over 70% of the decline in core revenue. It is not a matter of IT Deal Alert cannibalizing online core revenues, as IT Deal Alert revenues from those same 5 customers was down more than $400,000 in Q2 2016 versus Q2 2015. We expect to see the continued weakness in spending from these large companies carry into Q3.

We are having very good success with mid-sized companies, who seem to be less affected by the currency issues and the political uncertainty outside the US, as revenue from that customer subset was up 12% in the quarter versus the same quarter last year. Revenues from our smaller customers was down 5% in the quarter, which is typically an early indicator of spreading softness as those companies tend to very quickly cut their marketing spend when the environment weakens. Unfortunately, we saw weak bookings in July, which is why we are being conservative with our forecast as we need more time to figure out if it is just an especially slow summer or if there is a longer-term pullback afoot.

Tender Offer and Buyback

The tender offer we announced in May expired on June 8, 2016 and we accepted for purchase 5,237,843 shares of our common stock at a purchase price of $7.75 per share, for a total cost of $40.8 million, which includes approximately $0.2 million in costs directly attributable to the purchase. The number of shares tendered represented approximately 16% of shares outstanding, reducing our outstanding share count from 32.3 million to 27.2 million.

In June 2016, we announced that our Board had authorized a $20 million share repurchase program. During the quarter we repurchased 48,097 shares, at an average price of $7.96 per share, for approximately $0.4 million.

We currently have a Rule 10b5-1 plan in place that is designed to take advantage of dips in our stock price.

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Q2 2016 Results (Unaudited; $’s in 000’s)

	Three months ended June 30			Six months ended June 30
	2016	2015	Change	2016	2015	Change
Core Online
North America Core Online	$11,778	$13,982	-16%	$23,039	$25,562	-10%
International Core Online	7,556	7,981	-5%	13,753	14,358	-4%
Total Core Online	19,334	21,963	-12%	36,792	39,920	-8%
IT Deal Alert
North America IT Deal Alert	7,041	4,552	55%	12,734	9,075	40%
International IT Deal Alert	1,351	1,221	11%	2,469	1,789	38%
Total IT Deal Alert	8,392	5,773	45%	15,203	10,864	40%
Overall Online
North America Online	18,819	18,534	2%	35,773	34,637	3%
International Online	8,907	9,202	-3%	16,222	16,147	0%
Total Overall Online	27,726	27,736	0%	51,995	50,784	2%
Events	1,448	2,021	-28%	2,210	2,631	-16%
Total Revenues	$29,174	$29,757	-2%	$54,205	$53,415	1%
Adjusted EBITDA*	$7,029	$7,015	0%	$10,139	$10,062	1%

* Adjusted EBITDA is a non-GAAP financial measure that is defined and reconciled to a GAAP measure later in this Shareholder Letter

Gross Margins

Total gross profit margin for each of Q2 2016 and Q2 2015 was 74%. Online gross profit margin was 75% in Q2 2016, compared to 76% for Q2 2015. Events gross profit margin was 45% for Q2 2016, compared to 57% for Q2 2015.

International Update

International marketing budgets continue to be challenged by the effects of the strong dollar and increased political uncertainty. As a result, our international online revenue decreased by 3% in the quarter compared to the same period a year ago. The weakness was distributed across EMEA, APAC and LATAM. We expect to roll out Priority Engine in Europe in Q3 2016 and in APAC by the end of the year.

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Traffic Update

The traffic story continues to be very positive as we continue to set new traffic records every quarter. Unpaid traffic represented 96% of overall traffic in the quarter. Traffic from organic search was up 16% compared with the same quarter a year ago.

Balance Sheet

The Company’s balance sheet remains strong. The Company had $48.5 million in cash and investments as of June 30, 2016, and reported positive Adjusted EBITDA and cash flow from operations for the quarter. The Company completed a $50 million, 5-year term loan in the quarter and used $40.8 million of the proceeds to fund stock repurchases under the tender offer.

Foreign Exchange Update

Foreign exchange adversely affected revenue growth by 50 basis points in the quarter. The strong dollar continued to create revenue headwinds for large US-based technology vendors, which affects their marketing expenditures.

Q3 2016 Guidance

For Q3 2016, we expect overall revenues to be between $25.5 million and $27.0 million. We expect online revenues to be between $24.3 million and $25.6 million, and we expect events revenues to be between $1.2 million and $1.4 million. We expect Adjusted EBITDA to be between $3.0 million and $4.5 million.

For 2016, we expect overall revenues to be between $107.0 million and $115.0 million and Adjusted EBITDA to be between $17.0 million and $25.0 million. We expect IT Deal Alert revenues to grow in the neighborhood of 40% in both 2016 and 2017.

Summary

We are very excited with the progress that we are making with IT Deal Alert in the short-term as well as the long-term opportunity it presents for our business. We plan to continue to invest in that area of the business and be especially prudent with regards to expenses in other areas. As the short-term weakness that we are seeing does not diminish our long-term view, we expect to continue to use our strong balance sheet and positive cash flow to buy back our stock at attractive prices.

Sincerely,

/s/ Michael Cotoia	/s/ Greg Strakosch
Michael Cotoia	Greg Strakosch
CEO	Executive Chairman

(C) 2016 TechTarget, Inc. All rights reserved. TechTarget and the TechTarget logo are registered trademarks, and IT Deal Alert, Priority Engine and Deal Data are trademarks of TechTarget. All other trademarks are the property of their respective owners.

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Conference Call and Webcast

TechTarget will discuss these financial results in a conference call at 5:00 p.m. (Eastern Time) today (August 9, 2016). Supplemental financial information and this Letter to Shareholders will be posted to the Investor Information section of our website.

NOTE: Our Letter to Shareholders will not be read on the conference call. The conference call will include only brief remarks followed by questions and answers.

The public is invited to listen to a live webcast of TechTarget’s conference call, which can be accessed on the Investor Information section of our website at http://investor.techtarget.com. The conference call can also be heard via telephone by dialing 1-888-339-0724 (US callers), 1-855-669-9657 (Canadian callers) or 1-412-902-4191 (International callers).

For those investors unable to participate in the live conference call, a replay of the conference call will be available via telephone beginning August 9, 2016 one (1) hour after the conference call through September 9, 2016 at 9:00 a.m. ET. To listen to the replay, US callers should dial 1-877-344-7529 and use the conference number 10089335. Canadian callers should dial 1-855-669-9658 and also use the conference number 10089335. International callers should dial 1-412-317-0088 and also use the conference number 10089335. The webcast replay will also be available on http://investor.techtarget.com during the same period.

Non-GAAP Financial Measures

This letter and the accompanying tables include a discussion of adjusted EBITDA, adjusted net income and adjusted net income per share, all of which are non-GAAP financial measures which are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

“Adjusted EBITDA” means earnings before net interest, other income and expense, income taxes, depreciation and amortization, as further adjusted to exclude stock-based compensation and other one-time charges, if any.

“Adjusted net income” means net income adjusted for amortization, stock-based compensation, foreign exchange, interest on the term loan and other one-time charges, if any, as further adjusted for the related income tax impact of the adjustments.

“Adjusted net income per share” means adjusted net income divided by adjusted weighted average diluted shares outstanding.

These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted net income and adjusted net income per share may not be comparable to the definitions as reported by other companies. We believe that adjusted EBITDA, adjusted net income and adjusted net income per share provide relevant and useful information to enable us and investors to compare the Company’s operating performance using an additional measurement. We use these measures in our internal management reporting and planning process as primary measures to evaluate the operating performance of our business, as well as potential acquisitions.

The components of adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance. In the case of senior management, adjusted EBITDA is used as one of the principal financial metrics in their annual incentive compensation program. Adjusted EBITDA is also used for planning purposes and in presentations to our board of directors. Adjusted net income is useful to us and investors because it presents an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses and items not directly

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tied to the core operations of our business, including interest on the term loan. Furthermore, we intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward Looking Statements

Certain information included in this news release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release that address activities, events or developments which we expect will or may occur in the future are forward-looking statements, including statements regarding the intent, belief or current expectations of the Company and members of our management team. The words “will,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements. Such statements may include those regarding guidance on our future financial results and other projections or measures of our future performance; expectations concerning market opportunities and our ability to capitalize on them; and the amount and timing of the benefits expected from acquisitions, new products or services and other potential sources of additional revenue. These statements speak only as of the date of this release and are based on our current plans and expectations. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, those relating to: market acceptance of our products and services, including continued increased sales of our IT Deal Alert offerings and continued increased international growth; relationships with customers, strategic partners and employees; difficulties in integrating acquired businesses; changes in economic or regulatory conditions or other trends affecting the Internet, Internet advertising and information technology industries; and other matters included in our SEC filings, including in our Annual Report on Form 10-K. Actual results may differ materially from those contemplated by the forward-looking statements. We undertake no obligation to update our forward-looking statements to reflect future events or circumstances.

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TECHTARGET, INC.

Consolidated Statements of Operations

(in 000’s, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(Unaudited)
Revenues:
Online	$27,726	$27,736	$51,995	$50,784
Events	1,448	2,021	2,210	2,631

Total revenues	29,174	29,757	54,205	53,415

Cost of revenues:
Online(1)	6,813	6,719	13,471	13,248
Events	791	877	1,326	1,332

Total cost of revenues	7,604	7,596	14,797	14,580

Gross profit	21,570	22,161	39,408	38,835

Operating expenses:
Selling and marketing(1)	11,028	10,958	22,088	21,299
Product development(1)	1,945	2,032	3,953	3,808
General and administrative(1)	3,044	3,591	6,254	6,611
Depreciation	1,016	1,016	2,036	2,024
Amortization of intangible assets	233	344	535	717

Total operating expenses	17,266	17,941	34,866	34,459

Operating income	4,304	4,220	4,542	4,376
Interest and other (expense) income, net	(508)	250	(566)	87

Income before provision for income taxes	3,796	4,470	3,976	4,463
Provision for income taxes	1,397	1,641	1,625	1,287

Net income	$2,399	$2,829	$2,351	$3,176

Net income per common share:
Basic	$0.08	$0.09	$0.07	$0.10

Net income per common share:
Diluted	$0.07	$0.08	$0.07	$0.09

Weighted average common shares outstanding:
Basic	31,817	33,268	32,205	33,202

Weighted average common shares outstanding:
Diluted	32,938	34,989	33,249	34,956

(1)	Amounts include stock-based compensation expense as follows:

Cost of online revenues	$27	$16	$54	$30
Selling and marketing	921	650	1,843	1,339
Product development	43	27	79	37
General and administrative	485	623	1,050	1,357

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TechTarget, Inc.

Consolidated Balance Sheets

(in 000’s, except share and per share data)

	June 30, 2016	December 31, 2015
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$28,654	$14,783
Short-term investments	14,115	10,646
Accounts receivable, net of allowance for doubtful accounts of $1,941 and $1,715 as of June 30, 2016 and December 31, 2015, respectively	30,029	26,549
Prepaid taxes	3,739	5,306
Prepaid expenses and other current assets	2,584	2,192

Total current assets	79,121	59,476
Property and equipment, net of accumulated depreciation	9,525	8,922
Long-term investments	5,698	9,262
Goodwill	93,649	93,701
Intangible assets, net of accumulated amortization	910	1,448
Deferred tax assets	3,057	4,210
Other assets	839	840

Total assets	$192,799	$177,859

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,770	$1,807
Current portion of term loan	4,907	—
Accrued expenses and other current liabilities	3,269	3,112
Accrued compensation expenses	794	675
Contingent consideration	—	1,326
Income taxes payable	88	516
Deferred revenue	11,226	7,595

Total current liabilities	22,054	15,031
Long-term liabilities:
Long-term portion of term loan	44,739	—
Deferred rent	2,349	2,245
Deferred tax liabilities	578	582

Total liabilities	69,720	17,858
Stockholders’ equity:
Preferred stock, 5,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value per share, 100,000,000 shares authorized; 51,418,783 shares issued and 27,245,270 shares outstanding at June 30, 2016; 50,927,426 shares issued and 32,039,853 shares outstanding at December 31, 2015	51	51
Treasury stock, 24,173,513 shares at June 30, 2016 and 18,887,573 shares at December 31, 2015, at cost	(155,130)	(113,949)
Additional paid-in capital	294,785	293,003
Accumulated other comprehensive loss	(196)	(322)
Accumulated deficit	(16,431)	(18,782)

Total stockholders’ equity	123,079	160,001

Total liabilities and stockholders’ equity	$192,799	$177,859

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TECHTARGET, INC.

Reconciliation of Net Income to Adjusted EBITDA

(in 000’s)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2016	2015	2016	2015
	(Unaudited)
Net income	$2,399	$2,829	$2,351	$3,176

Interest and other expense (income), net	508	(250)	566	(87)
Income tax provision	1,397	1,641	1,625	1,287
Depreciation	1,016	1,016	2,036	2,024
Amortization of purchase price adjustment	—	119	—	182
Amortization of intangible assets	233	344	535	717

EBITDA	5,553	5,699	7,113	7,299
Stock-based compensation expense	1,476	1,316	3,026	2,763

Adjusted EBITDA	$7,029	$7,015	$10,139	$10,062

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TECHTARGET, INC.

Reconciliation of Net Income to Adjusted Net Income and Net Income per Diluted Share to

Adjusted Net Income per Share

(in 000’s, except per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2016	2015	2016	2015
	(Unaudited)
Net income	$2,399	$2,829	$2,351	$3,176
Income tax provision	1,397	1,641	1,625	1,287

Net income before taxes	$3,796	$4,470	$3,976	$4,463
Amortization of intangible assets	233	344	535	717
Stock-based compensation expense	1,476	1,316	3,026	2,763
Amortization of purchase price adjustment	—	119	—	182
Foreign exchange loss/(gain) and interest on term loan	529	(238)	636	(66)
Adjusted income tax provision*	(2,319)	(2,434)	(3,141)	(3,282)

Adjusted net income	$3,715	$3,577	$5,032	$4,777

Net income per diluted share	$0.07	$0.08	$0.07	$0.09

Weighted average diluted shares outstanding	32,938	34,989	33,249	34,956

Adjusted net income per share	$0.11	$0.10	$0.15	$0.14
Adjusted weighted average diluted shares outstanding	32,938	34,989	33,249	34,956

*	Adjusted income tax provision was calculated using our effective tax rate, excluding discrete items, for each respective period.

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TECHTARGET, INC.

Financial Guidance for the Three Months Ended September 30, 2016 and Revised Year Ended December 31, 2016

(in 000’s)

	For the Three Months Ended September 30, 2016		Revised August 2016 For the Year Ended December 31, 2016
	Range		Range
Online	$24,300	$25,600	$101,700	$109,600
Events	1,200	1,400	5,300	5,400

Total Revenues	$25,500	$27,000	$107,000	$115,000

Adjusted EBITDA	$3,000	$4,500	$17,000	$25,000

Depreciation, amortization and stock-based compensation	3,150	3,150	11,730	11,730
Interest and other expense, net	560	560	1,685	1,685
(Benefit from) provision for income taxes	(285)	315	1,435	4,635

Net (loss) income	$(425)	$475	$2,150	$6,950

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